UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 27, 2021, Altair Engineering Inc. (the “Company”) consummated the closing of a private placement (the “Private Placement”) pursuant to the terms and conditions of a Securities Purchase Agreement, dated as of the date thereof (the “Purchase Agreement”), entered into by the Company and a fund affiliated with Matrix Capital Management Company, LP, one of the Company’s largest stockholders (the “Purchaser”). The aggregate gross proceeds to the Company from the Private Placement were approximately $200.0 million, and at the closing of the Private Placement, the Company issued 2,935,564 shares (the “Private Placement Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”).

The Company expects to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement includes customary representations, warranties and covenants of the Company. The Company agreed to indemnify the Purchaser and certain of their affiliates from breaches of the representations, warranties, or covenants made by the Company in the Purchase Agreement.

In the Purchase Agreement, the Purchaser agreed not to transfer the Private Placement Shares for a period of one year, subject to customary qualifications.

Registration Rights Agreement

On September 27, 2021, in connection with the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser. The Registration Rights Agreement requires the Company to register the Private Placement Shares for resale by the Purchaser on a Form S-3 Registration Statement to be filed with the Securities and Exchange Commission (‘SEC”), under the Securities Act of 1933, as amended (the “Securities Act”) and have such registration statement declared or deemed effective by the SEC no later than the one-year anniversary of the Private Placement.

The foregoing provides only brief descriptions of the material terms of the Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement and the Registration Rights Agreement attached hereto as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Private Placement Shares referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Purchaser, in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Purchaser provided customary representations for a private placement of securities and agreed to customary restrictions on transferability.

In addition, on August 5, 2021, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company acquired all of the issued and outstanding shares of S-Frame Software, Inc., a company organized under the laws of the Province of British Columbia (“S-Frame”) from S-Frame’s existing shareholders. The consideration paid by the Company under the Share Purchase Agreement included 41,212 shares of Common Stock, subject to potential reduction in certain circumstances. All shares of Common Stock were issued without registration under the Securities Act, pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. S-Frame’s existing shareholders provided customary representations for a private placement of securities and agreed to customary restrictions on transferability.

Item 8.01 Other Events.

On September 27, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

10.1	Securities Purchase Agreement, dated September 27, 2021, by and between the Company and the Purchaser.

10.2	Registration Rights Agreement, dated September 27, 2021, by and between the Company and the Purchaser.

99.1	Press Release issued by the Company, dated September 27, 2021.

104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: September 27, 2021	By:	/s/ Matthew Brown
Name: Matthew Brown
Title: Chief Financial Officer